Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Fiscal Year 2017 Financial Results

Corporate Divestiture Drives New IoT Expansion and Focus

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA (April 2, 2018) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the fiscal year ended December 31, 2017. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“With 2017 ending, Telkonet has completed its’ redevelopment and corporate restructuring in support of our emergence as an innovation leader within commercial markets for intelligent automation and the Internet-of-Things,” stated Jason Tienor, Telkonet’s President and Chief Executive Officer. “This refocusing has enabled us to take advantage of market opportunities not available to Telkonet previously and has positioned us for dramatic market expansion and growth moving forward.”

Operating and Financial Highlights Comparison for the Years Ended December 31, 2017 and 2016:

•	The Company completed the divestiture of its hospitality networking assets for $12.75 million in March 2017
•	The Company completed a relocation of all real estate and operations within 6 months of 2017
•	All company technology was redeveloped and redistributed by the end of 2017
•	Net income attributable to common stockholders increased to $3.7 million for the year ended December 31, 2017 compared to a loss of $1.4 million in the prior year
•	Working capital from continuing operations increased to $9.5 million as of December 31, 2017 compared to zero as of December 31, 2016
•	Operating expense decreased 9% to $7.3 million for the year ended December 31, 2017 compared to $8.0 million in 2016
•	Selling, general and administrative expense decreased 13% to $5.5 million for the year ended December 31, 2017 compared to $6.3 million in the prior year
•	The Company completed the implementation and deployment of several new marketing tools in support of its newly refocused strategy and target industry
•	The Company’s EcoSmart Platform was selected for deployment throughout one of the most prestigious venues in Las Vegas
•	Launch of Telkonet Partner Week to tremendous success

“2017 presented a number of challenges for Telkonet as a business and I’m proud of our staff for overcoming the massive effort in rebuilding our infrastructure all while also sustaining our core business and continuing the development of our next generation IoT Platform,” states Tienor. “These efforts have set the company up for growing success in 2018 and beyond and are a testament to the company’s strengths and innovation.”

Financial Results Review

Fiscal Year 2017

Revenue: Total revenue from continuing operations remained unchanged at $8.3 million for the fiscal years ended December 31, 2017 and 2016.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform remained unchanged at $7.8 million for the fiscal years ended December 31, 2017 and 2016.

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Gross Margin: Gross profit percentages decreased to 46% for the fiscal year ended December 31, 2017 from 50% for the comparable period in 2016.

Net Income: The Company reported net income of $3.7 million for the fiscal year ended December 31, 2017 compared to a net loss of $1.4 million for the comparable period in 2016.

Teleconference

Date: Monday, April 2, 2018

Time: 4:30 p.m. EST (3:30 p.m. CST, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until April 16, 2018, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2017 and 2016, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

•	Bonuses paid to executives upon sale of discontinued operations: The Company does not consider the bonuses of $87,750 associated with the sale of Ethostream to be indicative of current or future operating performance. Therefore, the Company does not consider the inclusion of these costs helpful in assessing its current financial performance compared to the previous year.

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Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Revenues, net:
Product	$7,798,680	$7,796,319
Recurring	483,889	459,695
Total Net Revenues	8,282,569	8,256,014

Cost of Sales:
Product	4,261,100	4,024,675
Recurring	176,131	124,842
Total Cost of Sales	4,437,231	4,149,517

Gross Profit	3,845,338	4,106,497

Operating Expenses:
Research and development	1,770,597	1,658,640
Selling, general and administrative	5,512,925	6,336,879
Depreciation and amortization	51,229	34,289
Total Operating Expenses	7,334,751	8,029,808

Operating Loss	(3,489,413)	(3,923,311)

Other Income (Expenses):
Interest income (expense), net	2,434	(60,246)
Total Other Income (Expenses)	2,434	(60,246)

Loss from Continuing Operations before Provision for Income Taxes	(3,486,979)	(3,983,557)

Provision for Income Taxes	9,762	20,114
Net loss from continuing operations	(3,496,741)	(4,003,671)
Discontinued Operations:
Gain from sale of discontinued operations (net of tax)	6,630,244	–
Income from Discontinued Operations (net of tax)	612,875	2,627,758
Net income (loss) attributable to common stockholders	$3,746,378	$(1,375,913)

Net income (loss) per common share:
Basic - continuing operations	$(0.03)	$(0.03)
Basic - discontinued operations	$0.05	$0.02
Basic - net income (loss) attributable to common stockholders	$0.03	$(0.01)

Diluted - continuing operations	$(0.03)	$(0.03)
Diluted - discontinued operations	$0.05	$0.02
Diluted - net income (loss) attributable to common stockholders	$0.03	$(0.01)

Weighted Average Common Shares Outstanding used in computing basic net loss per share	133,116,491	132,774,475
Weighted Average Common Shares Outstanding used in computing diluted net loss per share	133,116,491	132,774,475

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

	2017	2016
Net loss from continuing operations	$(3,496,741)	$(4,003,671)
Interest (income) expense, net	(2,434)	60,246
Provision for income taxes	9,762	20,114
Depreciation and amortization	51,229	34,289
EBITDA – continuing operations	(3,438,184)	(3,889,022)
Adjustments:
Stock-based compensation	322,888	55,050
Bonuses paid to executives upon sale of discontinued operations	87,750	–
Adjusted EBITDA – continuing operations	$(3,027,546)	$(3,833,972)

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